Exhibit 99.1
Airvana Reports Third-Quarter Financial Results
Third-quarter 2008 Billings increase 39% over third-quarter 2007 Billings to $43.0 million
CHELMSFORD, Mass., October 30, 2008 — Airvana, Inc. (NASDAQ: AIRV), a leading provider of mobile broadband network infrastructure products, today reported financial results for the third quarter ended September 28, 2008. Airvana presents both GAAP and non-GAAP financial metrics below because management believes the combination provides a more complete understanding of Airvana’s operating performance.
GAAP Financial Highlights
•	Revenue: Total revenue for the third quarter of 2008 was $8.2 million, compared with $3.6 million in the third quarter of 2007. For the first nine months of 2008, total revenue was $74.9 million, compared with $160.2 million for the first nine months of 2007.

•	Net Income/Loss: Net loss for the third quarter of 2008 was $12.4 million, compared with net loss of $18.2 million for the third quarter of 2007. For the first nine months of 2008, net loss was $3.6 million, compared with net income of $49.1 million for the first nine months of 2007.
Non-GAAP Financial Highlights
•	Product and Service Billings (“Billings”): On a non-GAAP basis, Billings for the third quarter of 2008 increased 39% to $43.0 million from $30.8 million for the third quarter of 2007. This growth reflects increased EV-DO Billings, driven by an increased number of shipments of Radio Network Controllers (RNCs) and operator deployments of Airvana’s June 2008 software release 6.0. For the first nine months of 2008, Billings were $107.1 million as compared to $108.8 million for the first nine months of 2007.

•	Gross Profit on Billings: On a non-GAAP basis, Airvana’s gross profit on Billings for the third quarter of 2008 increased 38% to $39.3 million from $28.5 million for the third quarter of 2007. This growth was primarily driven by increased EV-DO Billings in the third quarter of 2008. For the first nine months of 2008, gross profit on Billings was $97.8 million, compared with $102.6 million for the first nine months of 2007.

•	Operating Profit on Billings: On a non-GAAP basis, Airvana’s operating profit on Billings for the third quarter of 2008 increased to $14.3 million from $3.3 million for the third quarter of 2007. For the first nine months of 2008, Airvana incurred operating profit on Billings of $23.7 million, compared with $31.5 million for the first nine months of 2007.
A description of Airvana’s revenue-recognition policy, which results in significant variability in reported revenue from quarter to quarter, and its non-GAAP financial measures is included in this press release.
Comments on the Third Quarter
“As we expected, Airvana returned to billings growth in the third quarter, both sequentially and compared to the prior year period,” said President and Chief Executive Officer Randy Battat. “Our EV-DO Billings continue to be driven by increased broadband data traffic on operator networks, which has been fueled by greater use of e-mail, web browsing and 3G multimedia applications used on handsets and laptops. Despite the weakness of the overall global economy, operators are continuing to invest in network coverage and capacity expansion to accommodate the increased traffic, driving further demand for Airvana’s EV-DO RNCs and software upgrades.”
“This also was a quarter of measurable progress in our fixed-mobile convergence business,” Battat said. “Following a joint development agreement with Hitachi for our CDMA femtocell products in July, in October we announced a supply agreement with Hitachi that opens the door to commercial femtocell deployments on wireless networks that serve more than 30 million subscribers in Japan. In addition to Hitachi, Airvana has previously announced collaborations with Nokia Siemens Networks, Thomson, Motorola and Alcatel-Lucent aimed at developing a broad range of UMTS and CDMA femtocell products and solutions.”
Business and Financial Outlook
“We expect to conclude 2008 with continued progress in the fourth quarter,” said Battat. “Our forecast for the quarter reflects expected purchases of RNCs and software upgrades by operators, as well as the CDMA and UMTS femtocell products we have developed with our fixed-mobile convergence partners.”
For the fourth quarter of 2008, Airvana expects Billings (non-GAAP) in the range of $36 million to $38 million and $143 million to $145 million for the year. Airvana also expects revenue (GAAP) for the fourth quarter of 2008 in the range of $58 million to $60 million.
Conference Call Details
Airvana will host a conference call today at 8:30 a.m. (ET) to discuss its financial results, highlights of the quarter, business strategy and financial outlook. The conference call and accompanying slide presentation will be webcast live on the Internet, and can be accessed on the Investor Relations section of Airvana’s website (www.airvana.com). The conference call can also be accessed by dialing (877) 407-5790 or (201) 689-8328. A replay of the webcast will be archived on the website.
Revenue Recognition Policy
Airvana recognizes revenue in accordance with the American Institute of Certified Public Accountants’ Statement of Position (SOP) No. 97-2, Software Revenue Recognition. Airvana collaborates with its OEM customers to develop specific features for products that they sell to their wireless operator customers. Airvana and its OEM customers typically agree on software specifications and plans for specified upgrades several years in advance of delivery, and these upgrades are unique to each OEM customer.
Airvana’s typical sales arrangements involve multiple elements, including: perpetual licenses for software products and specified software upgrades; the sale of hardware, maintenance and support services; and the sale of professional services, including training. In order to recognize revenue from current product shipments, Airvana must establish vendor specific objective evidence, or VSOE, of fair value for all undelivered elements, including specified upgrades and maintenance and support services. The best objective evidence of fair value of specified upgrades would be to sell these specified software upgrades separately to multiple customers at the same price. However, the specific features and functionality delivered in Airvana’s software upgrades are uniquely designed for each OEM, and therefore Airvana is unable to establish VSOE of fair value for such upgrades. Additionally, Airvana currently only sells maintenance and support services together with its products, and therefore is unable to establish VSOE of fair value for those services.
Therefore, Airvana recognizes revenue from the sale of products and services under these OEM arrangements only after it delivers the upgrades that were committed at the time of sale. At the time of the delivery of all such upgrades, Airvana recognizes a proportionate amount of the product and service revenue previously deferred based on the duration of the applicable warranty period that has elapsed at the time of

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such delivery, and the unearned revenue is recognized ratably over the remainder of the applicable warranty period. As a result, Airvana believes that its revenue, taken in isolation, provides limited insight into the performance of its business. Therefore, Airvana also presents certain non-GAAP financial measures including: product and service billings, which reflects sales activity in a period; and costs related to product and service billings, which reflects the cost associated with product and service billings.
Non-GAAP Financial Measures
To supplement Airvana’s condensed consolidated financial statements presented on a GAAP basis, Airvana uses non-GAAP billings measures of operating results, gross profit on billings and operating income on billings, which include changes in deferred revenue and deferred costs in a period. These non-GAAP financial measures are presented with the intent of providing both management and investors with a more complete understanding of Airvana’s underlying operating performance and trends. Airvana believes that these non-GAAP financial measures enhance the overall understanding of its past financial performance and also its prospects for the future. These non-GAAP measures provide an indication of Airvana’s financial results based upon sales activity in the period and are considered by management for the purpose of making operational decisions. In addition, these non-GAAP measures are the primary indicators that management uses as a basis for Airvana’s planning and forecasting of future periods.
Management uses the following non-GAAP measures (detailed in Exhibits 1 and 2) as a supplement to GAAP revenue and cash flow from operations in evaluating the Airvana’s performance:
•	Product and Service Billings (“Billings”) reflects the amount invoiced for products and services in a period and equals GAAP revenue plus the change in deferred revenue in the period.

•	Costs Related to Billings reflects the cost directly attributable to Billings in a period and equals GAAP cost of revenue plus the change in deferred product cost in the period.

•	Gross Profit on Billings reflects Billings less costs related to Billings in the period.

•	Operating Profit on Billings reflects Gross Profit on Billings less GAAP operating expenses in the period.
Management believes investors may find these measures useful for understanding Airvana’s operations, but cautions that they should not be considered a substitute for disclosure in accordance with GAAP. Exhibits 1 and 2 reconcile all non-GAAP metrics to the corresponding income statement items as determined in accordance with GAAP for all periods presented and for the seven quarters ending with the third quarter of 2008.
About Airvana, Inc.
Airvana specializes in helping wireless operators transform the mobile experience for users worldwide. Airvana’s high-performance technology and products, from comprehensive femtocell solutions to core mobile network infrastructure, enable operators to deliver broadband services to mobile devices, independent of physical location. Airvana is headquartered in Chelmsford, Massachusetts, with additional offices in Dallas, Texas, the United Kingdom, Spain, Germany, China, India, Japan, Singapore and Korea. For more information, please visit Airvana’s website at www.airvana.com.
Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Airvana, including without limitation statements about expectations related to its future performance, such as total revenue and Billings, and the timing for product releases, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors,

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including without limitation the highly competitive and rapidly evolving market in which Airvana competes, Airvana’s limited operating history, the timing and rate of femtocell market acceptance and growth, operator femtocell deployment plans, the fluctuation of its past operating results and its reliance on sales through Nortel Networks for a significant portion of its revenues and product and service billings, as well as other factors discussed in Airvana’s filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Airvana’s views as of the date of this press release. Airvana anticipates that subsequent events and developments will cause its views to change. However, while Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this press release.
Investor contact:
David Reichman
Sharon Merrill Associates
617-542-5300
AIRV@InvestorRelations.com

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Airvana, Inc.
GAAP Consolidated Statements of Operations
Comparative Financial Results
(Amounts in thousands except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 28,	September 30,	September 28,
	2007	2008	2007	2008
Revenue:
Product	$—	$5,362	$141,641	$65,679
Service	3,645	2,885	18,529	9,225

Total revenue	3,645	8,247	160,170	74,904

Cost of revenue:
Product	13	426	33,944	1,860
Service	1,676	2,226	5,198	6,032

Total cost of revenue	1,689	2,652	39,142	7,892

Gross profit	1,956	5,595	121,028	67,012
Gross margin	54%	68%	76%	89%

Operating expenses:
Research and development	20,395	18,859	54,976	56,209
Selling and marketing	3,029	3,809	8,791	11,212
General and administrative	1,743	2,281	4,980	6,675
In-process research & development	—	—	2,340	—

Total operating expenses	25,167	24,949	71,087	74,096

Operating (loss) income	(23,211)	(19,354)	49,941	(7,084)
Interest income, net	2,514	1,505	7,101	5,882

(Loss) income before income tax (benefit) expense	(20,697)	(17,849)	57,042	(1,202)

Income tax (benefit) expense	(2,478)	(5,404)	7,944	2,354

Net (loss) income	$(18,219)	$(12,445)	$49,098	$(3,556)

Net (loss) income per common share
Basic	$(0.35)	$(0.19)	$0.80	$(0.06)

Diluted	$(0.35)	$(0.19)	$0.70	$(0.06)

Weighted average common shares outstanding:
Basic	53,814	64,965	27,098	64,487

Diluted	53,814	64,965	34,238	64,487

Exhibit 1
Airvana, Inc.
GAAP to Non-GAAP Product and Service Billings Reconciliation
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2007			Three Months Ended September 28, 2008
		Deferral	Adjusted GAAP		Deferral	Adjusted GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results
Revenue	$3,645	$27,171	$30,816	$8,247	$34,738	$42,985
Cost of revenue	1,689	622	2,311	2,652	1,043	3,695

Gross profit	1,956	26,549	28,505	5,595	33,695	39,290
Gross margin	54%		93%	68%		91%
Operating expenses	25,167	—	25,167	24,949	—	24,949

Operating (loss) income from operations	$(23,211)	$26,549	$3,338	$(19,354)	$33,695	$14,341
Operating margin	-637%		11%	-235%		33%
Stock-based compensation	819	—	819	1,278	—	1,278

Operating (loss) income excl stock comp	$(22,392)	$26,549	$4,157	$(18,076)	$33,695	$15,619
Operating margin excl stock comp	-614%		13%	-219%		36%

	Nine Months Ended September 30, 2007			Nine Months Ended September 28, 2008
		Deferral	Adjusted GAAP		Deferral	Adjusted GAAP
	GAAP	Adjustments	Results	GAAP	Adjustments	Results
Revenue	$160,170	$(51,330)	$108,840	$74,904	$32,156	$107,060
Cost of revenue	39,142	(32,891)	6,251	7,892	1,347	9,239

Gross profit	121,028	(18,439)	102,589	67,012	30,809	97,821
Gross margin	76%		94%	89%		91%
Operating expenses	71,087	—	71,087	74,096	—	74,096

Operating (loss) income from operations	$49,941	$(18,439)	$31,502	$(7,084)	$30,809	$23,725
Operating margin	31%		29%	-9%		22%
Stock-based compensation	2,072	—	2,072	3,542	—	3,542

Operating income (loss) excluding stock comp	$52,013	$(18,439)	$33,574	$(3,542)	$30,809	$27,267
Operating margin excluding stock comp	32%		31%	-5%		25%

Airvana, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	December 30	September 28,
	2007	2008
	(Audited)	(Unaudited)
ASSETS

Current assets
Cash and cash equivalents	$43,547	$55,320
Investments	178,416	182,494
Accounts recievable	14,171	8,093
Deferred product cost	1,050	2,065
Prepaid taxes & deferred tax assets	1,537	10,900
Prepaid expenses and other current assets	3,064	3,241

Total current assets	241,785	262,113

Property and equipment	17,831	19,021
Less: accumulated depreciation and amortization	11,434	13,708

Property and equipment, net	6,397	5,313

Deferred product cost, long-term	—	332
Deferred tax assets	612	941
Restricted investments	193	193
Goodwill and intangible assets, net	12,165	11,364
Other assets	414	363

Total assets	$261,566	$280,619

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$3,806	$2,618
Accrued expenses and other current liabilities	11,162	13,654
Accrued income taxes	15,016	298
Deferred revenue	79,915	107,372

Total current liabilities	109,899	123,942

Deferred revenue, long-term	63	4,762
Other liabilities	1,754	1,305
Accrued income taxes	4,675	4,799

Total long-term liabilities	6,492	10,866

Stockholders’ equity:
Common stock	64	65
Additional paid-in capital	190,409	194,600
Accumulated deficit	(45,298)	(48,854)

Total stockholders’ equity	145,175	145,811

Total liabilities and stockholders’ equity	$261,566	$280,619

Airvana, Inc.
Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 28,	September 30,	September 28,
	2007	2008	2007	2008
Operating activities
Net (loss) income	$(18,219)	$(12,445)	$49,098	$(3,556)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	754	814	2,258	2,435
Amortization of intangible assets	268	267	446	801
Stock-based compensation	819	1,278	2,072	3,542
In-process research and development	—	—	2,340	—
Deferred tax benefit	(960)	(5,404)	(955)	2,354
Tax benefit related to exercise of non-qualified stock options	—	(481)	—	(1,978)
Amortization of investments	(1,436)	(971)	(4,023)	(3,381)
Amortization of leasehold incentive	(131)	(130)	(391)	(391)
Non-cash interest income	—	—	(103)	—
Changes in operating assets and liabilities:
Accounts receivable	8,547	(152)	37,851	6,078
Deferred cost	(622)	(1,043)	32,891	(1,347)
Prepaid taxes	3,214	(8,877)	5,665	(8,762)
Prepaid expenses and other current assets	(609)	(960)	(338)	(177)
Accounts payable	987	1,026	302	(1,187)
Accrued expenses and other current liabilities	2,340	4,535	1,784	2,624
Accrued income taxes	(4,630)	(124)	3,807	(15,901)
Deferred revenue	27,171	34,738	(51,329)	32,156

Net cash provided by operating activities	17,493	12,071	81,375	13,310

Investing activities
Purchases of property and equipment	(812)	(538)	(3,071)	(1,571)
Purchase of 3-Way Networks, net of cash acquired	—	—	(10,907)	—
Purchase of investments	(134,385)	(72,834)	(298,195)	(248,627)
Maturities of investments	76,940	83,490	200,534	231,299
Investments sold	—	—	—	16,631
Other assets	(30)	32	(117)	51

Net cash (used in) provided by investing activities	(58,287)	10,150	(111,756)	(2,217)

Financing activities
Payments on long-term debt	(514)	(7)	(567)	(119)
Proceeds from initial public offering, net of issuance costs	53,089	—	51,380	—
Payments of cash dividend	—	(21)	(72,707)	(71)
Purchase and retirement of treasury stock	—	(3,547)	(96)	(3,547)
Tax benefit related to exercise of non-qualified stock options	—	481	—	1,978
Proceeds from exercise of stock options	56	733	558	2,219

Net cash provided by (used in) financing activities	52,631	(2,361)	(21,432)	460

Effect of exchange rates on cash and cash equivalents	(35)	148	17	220

Net increase (decrease) in cash and cash equivalents	11,802	20,008	(51,796)	11,773
Cash and cash equivalents at beginning of period	23,217	35,312	86,815	43,547

Cash and cash equivalents at end of period	$35,019	$55,320	$35,019	$55,320

Exhibit 2
Airvana, Inc.
Select Quarterly Financial Data — GAAP & non-GAAP Metrics
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	April 1,	July 1,	Sept. 30,	Dec. 30,	March 30,	June 29,	Sept. 28
	2007	2007	2007	2007	2008	2008	2008
GAAP Financial Metrics
Total revenue	$269	$156,256	$3,645	$145,616	$7,638	$59,019	$8,247
Cost of revenue	1,683	35,770	1,689	2,762	1,913	3,327	2,652

Gross (loss) profit	(1,414)	120,486	1,956	142,854	5,725	55,692	5,595
Operating expenses	20,079	25,841	25,167	27,399	24,910	24,237	24,949

Operating (loss) profit	(21,493)	94,645	(23,211)	115,455	(19,185)	31,455	(19,354)

Net cash provided by (used in) operating activities	61,212	2,670	17,493	10,396	(2,446)	3,685	12,071
Cash, cash equivalents and investments	220,270	139,328	210,011	221,963	220,969	227,491	237,814
Accounts receivable	3,262	16,768	8,221	14,171	11,039	7,941	8,093
Days sales outstanding(a)	7	42	24	39	27	28	17
Deferred revenue — end of period	284,624	165,088	192,259	79,978	110,136	77,396	112,134
Deferred product cost — end of period	34,373	701	1,323	1,050	1,651	1,354	2,397

Reconciliation of GAAP and non-GAAP Metrics
Revenue (GAAP)	$269	$156,256	$3,645	$145,616	$7,638	$59,019	$8,247
Less: deferred revenue from acquisition	—	(171)	—	—	—	—	—
Deferred revenue at end of period	284,624	165,088	192,259	79,978	110,136	77,396	112,134
Less: deferred revenue at beginning of period	(243,418)	(284,624)	(165,088)	(192,259)	(79,978)	(110,136)	(77,396)

Product and service billings, “Billings” (non-GAAP)	41,475	36,549	30,816	33,335	37,796	26,279	42,985

Cost of revenue (GAAP)	1,683	35,770	1,689	2,762	1,913	3,327	2,652
Deferred product cost at end of period	34,373	701	1,323	1,050	1,651	1,354	2,397
Less: deferred product cost at beginning of period	(34,214)	(34,373)	(701)	(1,323)	(1,050)	(1,651)	(1,354)

Cost related to Billings (non-GAAP)	1,842	2,098	2,311	2,489	2,514	3,030	3,695

Gross profit on Billings (non-GAAP) (b)	39,633	34,451	28,505	30,846	35,282	23,249	39,290
Gross margin on Billings (non-GAAP) (c)	96%	94%	93%	93%	93%	88%	91%

Total operating expenses (GAAP)	20,079	25,841	25,167	27,399	24,910	24,237	24,949

Operating profit on Billings (non-GAAP) (d)	$19,554	$8,610	$3,338	$3,447	$10,372	$(988)	$14,341
% operating profit on Billings (non-GAAP)	47%	24%	11%	10%	27%	-4%	33%

Stock-based compensation included in operating expense	$514	$739	$819	$924	$1,085	$1,179	$1,278
Acquisition costs included in operating expense	—	$2,340	—	—	—	—	—

(a)	Days sales outstanding (DSO) equals the accounts receivable divided by Billings (non-GAAP) multiplied by 91 (days in the period).

(b)	Gross profit on Billings equals the excess of Billings over cost related to Billings.

(c)	Gross margin on Billings equals the excess of Billings over cost related to Billings divided by Billings.

(d)	Operating profit on Billings equals Billings less cost related to Billings, less total operating expenses.